Exhibit 99.1

Harland News Release
                                              PO Box 105250, Atlanta, GA  30348
                                                                 (770) 981-9460
                                                                www.harland.net
For More Information, Contact:

Investors
Henry R. Bond
Treasurer & Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Director of Corporate Communications
770-593-5443
jpensec@harland.net

                 HARLAND REPORTS RESULTS FOR THE FOURTH QUARTER
                               AND FULL YEAR 2004

ATLANTA (February 2, 2005) - John H. Harland Company (NYSE: JH) today reported results for the fourth quarter and full year of 2004.

Consolidated sales for the quarter were $219.0 million, a 5.1% increase from 2003 fourth quarter sales of $208.3 million. Consolidated net income for the fourth quarter was $21.1 million, a 25.3% increase from the $16.8 million reported for the fourth quarter in 2003. Diluted earnings per share for the quarter were $0.75 compared to $0.59 for the same period in 2003.

Fourth quarter results in 2003 included pre-tax charges totaling $6.7 million, equivalent to $0.14 per share, related to the reorganization of the company's Printed Products segment, and pre-tax gains of $2.7 million on the sale of certain investments, equivalent to $0.09 per share.

"We had a strong finish to the year, and our fourth quarter results exceeded our original expectations," said Timothy C. Tuff, chairman and chief executive officer of Harland. "We have done a good job reducing costs, and we'll continue to pursue further cost reductions. However, we are focused on growth and enter 2005 with all three of our segments growing."

For the year ended December 31, 2004, consolidated sales were $798.5 million, a 1.5% increase from 2003 consolidated sales of $786.7 million. Consolidated net income for 2004 was $55.1 million, a decrease of 1.5% from 2003 net income of $56.0 million. Diluted earnings per share for 2004 were $1.96 down from $1.97 in 2003 due to a higher effective tax rate which more than offset a 1.3% increase in income before income taxes.

Results for 2004 included a pre-tax impairment charge of $7.9 million, equivalent to $0.17 per share, related to the development of new customer care systems for Harland's Printed Products segment and pre-tax charges of $5.8 million, equivalent to $0.13 per share, related to the reorganization of the company's Printed Products segment. Results for 2003 included charges of $6.9 million, equivalent to $0.15 per share, related to the reorganization of the company's Printed Products segment, and pre-tax gains on the sale of certain investments of $3.2 million, equivalent to $0.11 per share.

Segment Reporting

Harland reports results for three segments: Printed Products, Software and Services and Scantron.

Sales for the fourth quarter of 2004 from Harland's Printed Products segment were $132.2 million, a 2.6% increase from the $128.9 million reported for the fourth quarter of 2003. Segment income from Printed Products for the fourth quarter of 2004 was $27.8 million, up significantly from 2003 fourth-quarter segment income of $14.5 million. Segment results for the fourth quarter of 2003 included pre-tax charges of $6.7 million related to the reorganization of the Printed Products segment, which was completed in the third quarter of 2004.

"Our value proposition continues to gain acceptance as evidenced by recent new business wins," said Tuff. "Our check unit volumes increased in the fourth quarter, and we expect volumes in 2005 to be higher than in 2004."

Software and Services sales for the fourth quarter of 2004 were $54.1 million, an 8.0% increase from the $50.1 million reported for the fourth quarter of 2003. Segment income from Software and Services for the fourth quarter of 2004 was $10.4 million, a 48.1% increase from 2003 fourth quarter segment income of $7.0 million.

"We completed one acquisition in our Core Systems business in the quarter and recently announced the intended acquisition of Intrieve, Incorporated, which we expect to close around the end of the first quarter," said Tuff. "These acquisitions significantly increase our presence in core processing for banks and thrifts, and we will be tightly integrating our other products and services into them."

Scantron's sales for the fourth quarter of 2004 were $31.3 million, a 5.2% increase from the $29.8 million reported for the fourth quarter of 2003. Segment income from Scantron was $9.3 million in the fourth quarter of 2004, a 3.4% increase from 2003 fourth quarter segment income of $9.0 million.

"Scantron sales were up in all three businesses in the quarter on a year-over-year basis for the second consecutive quarter," said Tuff. "We continue to expand market penetration for our testing and assessment software products, and we won business from a number of new customers in our field services business."

The company expects 2005 earnings to be in the range of $2.38 to $2.43 per diluted share. The company expects first quarter earnings to be in the range of $0.50 to $0.55 per diluted share.

Harland's board of directors declared a quarterly dividend of $0.125 per share, payable February 25, 2005 to shareholders of record as of February 16, 2005.

Harland will hold a conference call Thursday, February 3, 2005 at 10:00 a.m. EST to discuss the results of the quarter and future outlook. Interested parties may listen by accessing a live webcast in the investor relations section of Harland's Web site at http://www.harland.net. Additionally, the live conference call may be accessed by calling 719-457-2733 and using the access code #161446.

A replay of the conference call will be available through the investor relations section of Harland's Web site
(http://www.harland.net) beginning approximately two hours after the call. The rebroadcast will also be available until February 10, 2005, via telephone, by calling 719-457-0820 and using the access code #161446.

The company has posted quarterly segment information dating back to 2002. The segment information can be found in the investor relations section of the company's Web site at www.harland.net under News and Publications.

                                       ###

About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc. (http://www.harlandfinancialsolutions.com), a wholly owned subsidiary, supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, analytical services, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the successful implementation of major new accounts and the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection, testing and assessment methods, which could negatively impact current forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.



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


                             John H. Harland Company
                     Financial Highlights - 4th Quarter 2004
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months ended
                                         December 31,    December 31
                                             2004            2003        %
----------------------------------------------------------------------------
Sales                                     $ 218,957       $ 208,321     5.1%
Cost of sales                               106,214         108,123    -1.8%
  Pct of Sales                                 48.5%           51.9%
                                          ----------      ----------
Gross profit                                112,743         100,198    12.5%
  Pct of Sales                                 51.5%           48.1%
Selling, general and administrative
  expenses                                   76,332          75,488     1.1%
  Pct of Sales                                 34.9%           36.2%
Asset impairment charges                        162               -
  Pct of Sales                                  0.1%            0.0%
(Gain) loss on disposal of assets               154              30   413.3%
  Pct of Sales                                  0.1%            0.0%
Amortization of intangibles                     964             921     4.7%
  Pct of Sales                                  0.4%            0.4%
                                          ----------      ----------
Operating Income                             35,131          23,759    47.9%
  Pct of Sales                                 16.0%           11.4%

Other Income (Expense):
  Interest expense                           (1,035)         (1,224)  -15.4%
    Pct of Sales                               -0.5%           -0.6%
  Gain (loss) on sale of investments              -           2,741
    Pct of Sales                                0.0%            1.3%
  Other - net                                   500              69   624.6%
    Pct of Sales                                0.2%            0.0%
                                          ----------      ----------
Income before Income Taxes                   34,596          25,345    36.5%
  Pct of Sales                                 15.8%           12.2%
Income taxes                                 13,490           8,503    58.6%
  Pct of Sales                                  6.2%            4.1%
                                          ----------      ----------
Net Income                                $  21,106       $  16,842    25.3%
                                          ==========      ==========
  Pct of Sales                                  9.6%            8.1%
  Effective Tax Rate                           39.0%           33.5%

Earnings per Share
   Basic                                  $    0.78       $    0.61    27.9%
   Diluted                                $    0.75       $    0.59    27.1%
Weighted Average Shares (000)
   Basic                                     27,061          27,720    -2.4%
   Diluted                                   28,001          28,493    -1.7%
Shares O/S at end of period (000)            27,278          27,494    -0.8%
Return on Equity                               30.7%           26.2%    4.5 pct pts
Depreciation and Amortization (000)       $  18,211       $  18,668    -2.4%
Capital Expenditures (000)                $   8,202       $   6,938    18.2%
Number of Employees
 (includes temporary employees)               4,854           4,902    -1.0%

Segment Information

Printed Products
  Sales                                   $ 132,191       $ 128,891     2.6%
  Depreciation & Amortization             $  14,309       $  14,397    -0.6%
  Segment Income                          $  27,822       $  14,473    92.2%
Software and Services
  Sales                                   $  54,100       $  50,090     8.0%
  Depreciation & Amortization             $   2,651       $   3,055   -13.2%
  Segment Income                          $  10,362       $   6,996    48.1%
Scantron
  Sales                                   $  31,305       $  29,753     5.2%
  Depreciation & Amortization             $   1,041       $   1,036     0.5%
  Segment Income                          $   9,256       $   8,952     3.4%
Corporate and Eliminations
  Sales                                   $   1,361       $    (413) -429.5%
  Depreciation & Amortization             $     210       $     180    16.7%
  Segment Income (Loss)                   $ (12,844)      $  (5,076)  153.0%

Segment income (loss) is defined as income before income taxes.


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


                             John H. Harland Company
                     Financial Highlights - 4th Quarter 2004
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                             Twelve Months ended
                                         December 31,    December 31,
                                             2004            2003        %
----------------------------------------------------------------------------
Sales                                     $ 798,487       $ 786,668     1.5%
Cost of sales                               407,504         404,820     0.7%
  Pct of Sales                                 51.0%           51.5%
                                          ----------      ----------
Gross profit                                390,983         381,848     2.4%
  Pct of Sales                                 49.0%           48.5%
Selling, general and administrative
  expenses                                  289,016         290,327    -0.5%
  Pct of Sales                                 36.2%           36.9%
Asset impairment charges                     10,329               -
  Pct of Sales                                  1.3%            0.0%
(Gain) loss on disposal of assets            (3,387)         (1,169)  189.7%
  Pct of Sales                                 -0.4%           -0.1%
Amortization of intangibles                   3,773           3,292    14.6%
  Pct of Sales                                  0.5%            0.4%
                                          ----------      ----------
Operating Income                             91,252          89,398     2.1%
  Pct of Sales                                 11.4%           11.4%

Other Income (Expense):
  Interest expense                           (4,117)         (5,711)  -27.9%
    Pct of Sales                               -0.5%           -0.7%
  Gain (loss) on sale of investments            132           2,977   -95.6%
    Pct of sales                                0.0%            0.4%
  Other - net                                   635             105   504.8%
    Pct of Sales                                0.1%            0.0%
                                          ----------      ----------
Income before Income Taxes                   87,902          86,769     1.3%
  Pct of Sales                                 11.0%           11.0%
Income taxes                                 32,787          30,803     6.4%
  Pct of Sales                                  4.1%            3.9%
                                          ----------      ----------
Net Income                                $  55,115       $  55,966    -1.5%
                                          ==========      ==========
  Pct of Sales                                  6.9%            7.1%
  Effective Tax Rate                           37.3%           35.5%

Earnings per Share
   Basic                                  $    2.02       $    2.02     0.0%
   Diluted                                $    1.96       $    1.97    -0.5%
Weighted Average Shares (000)
   Basic                                     27,269          27,740    -1.7%
   Diluted                                   28,084          28,411    -1.2%
Shares O/S at end of period (000)            27,278          27,494    -0.8%
Return on Equity                               20.8%           22.9%   -2.1 pct pts
Depreciation and Amortization (000)       $  71,779       $  63,183    13.6%
Capital Expenditures (000)                $  28,943       $  28,072     3.1%
Number of Employees
 (includes temporary employees)               4,854           4,902    -1.0%

Segment Information

Printed Products
  Sales                                   $ 488,688       $ 498,257    -1.9%
  Depreciation & Amortization             $  55,084       $  46,250    19.1%
  Segment Income                          $  66,016       $  69,282    -4.7%
Software and Services
  Sales                                   $ 193,843       $ 176,833     9.6%
  Depreciation & Amortization             $  11,679       $  11,789    -0.9%
  Segment Income                          $  25,364       $  17,741    43.0%
Scantron
  Sales                                   $ 116,643       $ 113,236     3.0%
  Depreciation & Amortization             $   4,288       $   4,050     5.9%
  Segment Income                          $  32,841       $  25,644    28.1%
Corporate and Eliminations
  Sales                                   $    (687)      $  (1,658)  -58.6%
  Depreciation & Amortization             $     728       $   1,094   -33.5%
  Segment Income (Loss)                   $ (36,319)      $ (25,898)   40.2%

Segment income (loss) is defined as income before income taxes.

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


                             John H. Harland Company
                     Financial Highlights - 4th Quarter 2004
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                      Twelve Months ended
                                                  December 31,   December 31,
                                                     2004            2003
-----------------------------------------------------------------------------
Operating Activities:
Net income                                        $ 55,115        $ 55,966
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     71,779          63,183
Contract payments                                  (27,109)        (44,022)
All other                                           20,586            (398)
                                                  ---------       ---------
Net cash provided by operating activities          120,371          74,729
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (28,943)        (28,072)
Payments for acquisition of businesses, net of
  cash acquired                                    (30,205)        (11,303)
All other                                            8,105           8,860
                                                  ---------       ---------
Net cash (used in) investing activities            (51,043)        (30,515)
                                                  ---------       ---------

Financing Activities:
Repurchases of treasury stock                      (45,295)        (39,107)
Long-term debt - net                               (25,858)        (17,031)
All other                                            2,514           1,231
                                                  ---------       ---------
Net cash (used in) financing activities            (68,639)        (54,907)
                                                  ---------      ---------
Increase (decrease) in cash and cash equivalents       689         (10,693)
Cash and cash equivalents at beginning of period     8,525          19,218
                                                  ---------       ---------
Cash and cash equivalents at end of period        $  9,214        $  8,525
                                                  =========       =========

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